EXHIBIT 99.1

COMPANY CONTACTS Russell Skibsted SVP & Chief Business Officer	MEDIA CONTACT Susan Neath Porter Novelli Life Sciences 619-849-6007
Paul Arndt
Manager, Investor Relations
949-788-6700
SPECTRUM PHARMACEUTICALS, INC. ENTERS INTO DEFINITIVE AGREEMENTS TO RAISE $32 MILLION
•	No Warrants Will Be Issued In This Offering
IRVINE, California, May 4, 2007 — Spectrum Pharmaceuticals, Inc. (NASDAQ: SPPI) today announced that it has entered into definitive agreements to raise approximately $32 million through the issuance of 5,134,100 shares of common stock at a price of $6.25 per share in a registered direct offering. No warrants will be issued in the offering. The Company intends to use the net proceeds from the offering to fund clinical trials of its lead product candidates and for clinical and pre-clinical studies for its other product candidates; for potential licenses and acquisitions of other businesses or complementary products and technologies; and for working capital, capital expenditures, and other general corporate purposes. The shares are being offered under Spectrum’s effective shelf registration statement previously filed with the Securities and Exchange Commission and a Rule 462(b) shelf registration statement filed today in connection with the offering.
Oppenheimer & Co., Inc. acted as lead and Lazard Capital Markets LLC as co-lead placement agents on this offering. Rodman & Renshaw LLC and ThinkEquity Partners, LLC, acted as co-placement agents. Subject to satisfaction of customary closing conditions, the offering is expected to close on or about May 9, 2007.
This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.
Additional information and details with respect to the offering will be included in a final prospectus supplement and related prospectus. When available, copies of the final prospectus supplement relating to this offering may be obtained on the Securities and Exchange Commission’s website, at www.sec.gov, and from Oppenheimer & Co., Inc., Prospectus Department, 125 Broad Street, New York, NY, 10004.
About Spectrum Pharmaceuticals Spectrum Pharmaceuticals acquires, develops and commercializes a diversified portfolio of oncology drug candidates that meet critical health challenges for which there are few other treatment options. Spectrum’s expertise lies in identifying undervalued drugs with demonstrated safety and efficacy, and adding value through further clinical development and selection of the most viable and risk-reduced methods of commercialization. The company’s pipeline includes promising early and late-stage drug candidates with unique formulations and mechanisms of action that address the needs of seriously ill patients, such as at-home chemotherapy and new treatment regimens for refractory disease. For more information, please visit our website at www.spectrumpharm.com.

Forward-looking statement — This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements include but are not limited to statements that relate to our business and its future, Spectrum’s ability to identify, acquire, develop and commercialize its portfolio of drug candidates, the Company’s promising pipeline, our team’s ability to identify promising drugs and move these drugs through development and toward commercialization, the timing of the closing of the offering and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ
157 Technology Dr • Irvine, California 92618 • Tel: 949-788-6700 • Fax: 949-788-6706 • www.spectrumpharm.com • NASDAQ: SPPI include the possibility that our existing and new drug candidates, may not prove safe or effective, the possibility that our existing and new drug candidates may not receive approval from the FDA, and other regulatory agencies in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that price and other competitive pressures may make the marketing and sale of our generic drugs not commercially feasible, the possibility that our efforts to acquire or in- license and develop additional drug candidates may fail, our lack of revenues, our limited experience in establishing strategic alliances, our limited marketing experience, our limited experience with the generic drug industry, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.